Exhibit 99.1

Investor Relations Update

January 28, 2014

On December 9, 2013, the Plan of Reorganization of AMR Corporation became effective and the related merger transaction was completed. As a result, US Airways Group became a wholly-owned subsidiary of the reorganized AMR Corporation (renamed American Airlines Group Inc., or AAG). AAG is providing guidance on a combined basis for 2014. In addition, this guidance reflects certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation.

General Overview

•	Capacity - 2014 total system capacity is expected to be up approximately 3.5% vs 2013 primarily due to more active aircraft, larger gauge aircraft replacing smaller gauge legacy aircraft, and longer stage length. Full year domestic capacity is expected to be up approximately 1% and international capacity is expected to be up approximately 9% vs. 2013.

•	Cash - As of Dec. 31, 2013, American had $10.3 billion in total cash and investments, of which $1.0 billion was restricted. The company also has an undrawn revolving credit facility of $1.0 billion. Approximately $710 million of this unrestricted cash balance was held as Venezuelan bolivars, valued at the weighted average applicable exchange rate of 6.04 bolivars to the dollar. The period of time to exchange those funds into dollars and repatriate them has been increasing and is presently more than a year. On Jan. 24, 2014, the Venezuelan government announced that a newly-implemented system will determine the exchange rate (currently 11.36 to the dollar) for repatriation of income from future ticket sales, and introduced new procedures for approval of repatriation of local currency. American is working with Venezuelan authorities regarding the timing and exchange rate applicable to the repatriation of funds held in local currency.

•	Fuel - For the first quarter 2014, AAG expects to pay an average of between $3.07 and $3.12 per gallon of mainline jet fuel (including taxes & hedges). Forecasted volume and fuel prices are provided in the tables below. The Company has hedges in place into 2015 but has not entered into any new hedge contracts since closing the merger.

•	Cargo / Other Revenue - Includes cargo revenue, frequent flyer revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs and inflight service revenues.

•	Taxes / NOL - As of Dec. 31, 2013, AAG had approximately $10.7 billion of net operating losses (NOLs) available to reduce future federal taxable income, all of which are expected to be available for use in 2014. The Company also had approximately $4.8 billion of NOLs to reduce future state taxable income, all of which are expected to be available for use in 2014. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of Dec. 31, 2013, the tax affected valuation allowances associated with federal and state NOLs approximate $4.7 billion and $0.4 billion, respectively. In accordance with generally accepted accounting principles, utilization of NOLs to offset book taxable income reduces the net deferred tax asset and results in the release of corresponding valuation allowances, which offset the tax provision on our income statement dollar for dollar.

•	Ownership Restrictions - Under AAG’s certificate of incorporation, AAG common stock (AAL) and convertible preferred stock (AALCP) are subject to certain transfer restrictions designed to preserve its NOLs and related income tax benefits. A copy of the certificate of incorporation was contained in a Form 8-K filed by AAG with the Securities and Exchange Commission on Dec. 9, 2013.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Mainline Update

January 28, 2014

Mainline Comments

•	Combined mainline data includes American Airlines and US Airways operated flights, and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to regional data.

•	The data in the table below includes the historical non-GAAP financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation.

	American Airlines Group
	4Q13A4	FY13A4	1Q14E	2Q14E	3Q14E	4Q14E	FY14E
Mainline Guidance
Available Seat Miles (ASMs) (bil)	57.0	231.9	~57.2	~60.8	~61.9	~59.8	239.8
CASM ex fuel, special items and profit sharing (YOY % change)[1]	8.49	8.37	+3% to +5%	+2% to +4%	+2% to +4%	+1% to +3%	+2% to +4%

Cargo Revenues ($ mil)	227	830	~210	~210	~215	~235	~870
Other Revenues ($ mil)[2]	1,003	4,016	~1,140	~1,140	~1,135	~1,135	~4,550

Average Fuel Price (incl. taxes & hedges) ($/gal) (as of 1/23/14)	$3.06	$3.08	3.07 to 3.12	3.00 to 3.05	2.98 to 3.03	2.95 to 3.00	3.00 to 3.05
Fuel Gallons Consumed (mil)	882	3,608	~870	~927	~949	~905	~3,651

Interest (Income) ($ mil)	(6)	(22)	~(6)	~(7)	~(7)	~(8)	~(28)
Interest Expense ($ mil)[2]	259	1,027	~215	~225	~230	~230	~900
Other Non-Operating (Income)/Expense ($mil)[2,3]	13	41	~2	~2	~2	~2	~8

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX			~(255)	~(259)	~(177)	~(207)	~(898)
Net Aircraft CAPEX & PDPs			~(86)	~(158)	~(487)	~(508)	~(1,238)

Notes:

1.	CASM ex fuel, special items and profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Excludes special items; please see the GAAP to non-GAAP reconciliation at the end of this document.
3.	Other Non-Operating (Income)/Expense includes primarily gains and losses from foreign currency.
4.	Fourth quarter and full year 2013 results represent combined data assuming US Airways was included in the results for the full period, as further described in our January 28, 2014 earnings press release.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Regional Update

January 28, 2014

Regional Comments

•	AAG receives feed from 10 regional airlines, including wholly owned subsidiaries American Eagle, PSA Airlines, and Piedmont Airlines.

•	The data in the table below includes the historical non-GAAP financial results, which reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation.

•	All operating expenses (including capacity purchase agreements) associated with regional operations are included within the regional non-fuel operating expense line item on the income statement.

	American Airlines Group
	4Q13A4	FY13A4	1Q14E	2Q14E	3Q14E	4Q14E	FY14E
Regional Guidance
Available Seat Miles (ASMs) (bil)	6.95	28.04	~6.85	~7.32	~7.58	~7.49	~29.24
CASM ex fuel and special items (YOY % change)[1]	15.73	15.38	+2% to +4%	+2% to +4%	+1% to +3%	+0% to +2%	+1% to +3%

Average Fuel Price (incl. taxes & hedges) ($/gal) (as of 1/23/14)	3.04	3.07	3.04 to 3.09	2.99 to 3.04	2.98 to 3.03	2.94 to 2.99	2.99 to 3.04
Fuel Gallons Consumed (mil)	170	687	~165	~177	~182	~179	~703

American Airlines Group Regional Carriers

American Eagle[2]	Air Wisconsin Airlines Corporation
SkyWest Airlines, Inc.	Mesa Airlines, Inc.
ExpressJet Airlines, Inc.	Piedmont Airlines, Inc.[2]
Republic Airline Inc.	PSA Airlines, Inc.[2]
Chautauqua Airlines, Inc.	Trans States Airlines, Inc.[3]

Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Wholly owned subsidiary of American Airlines Group Inc.
3.	Pro-rate agreement.
4.	Fourth quarter and full year 2013 results represent combined data assuming US Airways was included in the results for the full period, as further described in our January 28, 2014 earnings press release.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update

January 28, 2014

Fleet Comments

•	The Company expects to take delivery of 83 mainline aircraft during 2014, consisting of 10 A319s, 42 A321s, 3 A332s, 20 B738s, 2 B788s and 6 B773s. In addition, the company expects to retire 25 MD80s, 14 B734s, 19 B757s, 4 A320s and 12 B762s by the end of 2014 (all B734 aircraft are expected to exit the fleet by the end of Q3 2014).

•	The Company expects to take delivery of 43 regional aircraft during 2014, consisting of 19 CR9 aircraft (15 at the company’s wholly owned subsidiary PSA Airlines) and 24 E175 aircraft. In addition, the Company expects to retire 25 E140 aircraft and 2 Dash-100 aircraft.

	Mainline Ending Fleet Count
	2013A	1QE	2QE	3QE	4QE
E190	20	20	20	20	20
A319	108	108	112	114	118
MD80	162	153	153	143	137
B734	14	13	8	—	—
A320	70	68	68	67	66
B738	226	231	236	240	246
B757	114	110	103	99	95
A321	96	108	116	132	138
B762	19	12	7	7	7
B763	58	58	58	58	58
B788	—	—	—	—	2
A332	12	13	15	15	15
A333	9	9	9	9	9
B772	47	47	47	47	47
B773	10	11	13	14	16

	965	961	965	965	974

	Regional Ending Fleet Count
	2013A	1QE	2QE	3QE	4QE
Dash-100	29	28	27	27	27
Dash-300	11	11	11	11	11
E140	74	69	60	52	49
E145	118	118	118	118	118
CR2	138	138	138	138	138
CR7	61	61	61	61	61
E170	20	20	20	20	20
CR9	51	51	55	63	70
E175	56	62	68	74	80

	558	558	558	564	574

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding

January 28, 2014

Shares Outstanding Comments

•	The estimated weighted average shares outstanding for the remainder of the year are listed below.

•	Pursuant to the Plan of Reorganization and the related Merger Agreement, the Company became obligated to issue approximately 756 million shares of common stock (assuming, among other things, conversion of all shares of convertible preferred stock). The Company’s estimated diluted share count is approximately 743 million for the first quarter of 2014. The decrease in diluted share count is primarily due to approximately 14 million aggregate shares withheld on the initial Dec. 9, 2013 and subsequent Jan. 9, 2014 distribution dates in satisfaction of employee tax obligations. The Company is not required to but may withhold additional shares in satisfaction of tax liabilities for eligible employee groups in connection with future issuances contemplated by the Plan of Reorganization, principally to be at the remaining mandatory conversion dates (days 60, 90 and 120 following the close of the merger). No future net issuances are assumed in this guidance.

2014 Shares Outstanding ($ and shares mil)1

	Shares
For Q1[2]	Basic	Diluted	Interest Addback
Earnings above $40	724	743	$0.3
Earnings up to $40	724	738	—
Net loss	724	724	—

	Shares
For Q2-Q4 Average	Basic	Diluted
Earnings	730	747
Net loss	730	730

	Shares
For FY 2014 Average	Basic	Diluted
Earnings	729	746
Net loss	729	729

Notes:

1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity and conversion of outstanding senior convertible notes. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
2.	The Company’s remaining outstanding 7.25% notes, which are convertible into approximately 5 million shares, mature in May 2014.

Please refer to the footnotes and the forward looking statements page of this document for additional information

American Airlines Group Inc. (Formerly AMR Corporation)

Consolidated Statements of Operations

(In millions)

(Unaudited)

Note: The historical financial results for periods prior to fourth quarter 2013 reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation. See note below table for more detail.

	4Q12	1Q13	2Q13	3Q13	4Q13	FY13
Operating revenues:
Mainline passenger	$4,440	$4,614	$4,888	$5,253	$4,838	$19,594
Regional passenger	706	679	752	766	730	2,927
Cargo	172	156	169	164	186	676
Other	619	649	640	645	682	2,615

Total operating revenues	5,937	6,098	6,449	6,828	6,436	25,812

Operating expenses:
Aircraft fuel and related taxes	1,913	1,934	1,880	1,950	1,864	7,628
Salaries, wages and benefits	1,383	1,267	1,284	1,380	1,345	5,276
Regional expenses:
Fuel	250	265	260	270	261	1,056
Other	509	515	509	515	516	2,056
Maintenance, materials and repairs	290	326	317	289	290	1,222
Other rent and landing fees	262	288	284	279	266	1,117
Aircraft rent	139	165	181	192	205	743
Selling expenses	230	290	273	294	271	1,128
Depreciation and amortization	196	204	207	204	215	830
Special items, net	58	71	12	15	184	282
Other	700	702	730	739	727	2,898

Total operating expenses	5,930	6,027	5,937	6,127	6,144	24,236

Operating income	7	71	512	701	292	1,576

Nonoperating income (expense):
Interest income	6	4	5	5	6	20
Interest expense, net	(150)	(254)	(161)	(226)	(194)	(836)
Other, net	271	(24)	(12)	(40)	(13)	(89)

Total nonoperating income (expense), net	127	(274)	(168)	(261)	(201)	(905)

Income (loss) before reorganization items, net	134	(203)	344	440	91	671
Reorganization items, net	(441)	(160)	(124)	(151)	(2,220)	(2,655)

Income (loss) before income taxes	(307)	(363)	220	289	(2,129)	(1,984)

Income tax benefit	(569)	(22)	—	—	(324)	(346)

Net income (loss)	$262	$(341)	$220	$289	$(1,805)	$(1,638)

The income statements for periods prior to fourth quarter 2013 reflect certain reclassifications between various financial statement line items to provide the new financial statement presentation. These reclassifications do not impact the historic net income. These reclassifications are comprised principally of the following items:

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating expense, net and operating expenses to conform the presentation of foreign currency gains and losses.

Please refer to the footnotes and the forward looking statements page of this document for additional information

US Airways Group, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

Note: The historical financial results for periods prior to fourth quarter 2013 reflect certain reclassifications to conform to the new American Airlines Group Inc. financial statement presentation. See note below table for more detail.

	4Q12	1Q13	2Q13	3Q13	4Q13	FY13
Operating revenues:
Mainline passenger	$2,080	$2,197	$2,560	$2,594	$2,322	$9,673
Regional passenger	808	763	888	864	832	3,348
Cargo	41	41	35	37	41	154
Other	322	369	367	345	352	1,432

Total operating revenues	3,251	3,370	3,850	3,840	3,547	14,607

Operating expenses:
Aircraft fuel and related taxes	830	861	872	915	833	3,481
Salaries, wages and benefits	577	614	679	658	659	2,611
Regional expenses:
Fuel	268	271	261	265	256	1,052
Other	547	561	561	549	582	2,253
Maintenance, materials and repairs	177	175	188	180	161	705
Other rent and landing fees	127	135	148	155	143	582
Aircraft rent	159	154	153	150	136	593
Selling expenses	107	112	124	128	116	480
Depreciation and amortization	66	71	73	77	81	302
Special items, net	9	39	24	40	313	415
Other	261	275	288	296	271	1,130

Total operating expenses	3,128	3,268	3,371	3,413	3,551	13,604

Operating income (loss)	123	102	479	427	(4)	1,003

Nonoperating income (expense):
Interest income	1	—	1	—	—	2
Interest expense, net	(87)	(84)	(90)	(88)	(85)	(348)
Other, net	(1)	26	(36)	(3)	(14)	(26)

Total nonoperating expense, net	(87)	(58)	(125)	(91)	(99)	(372)

Income (loss) before income taxes	36	44	354	336	(103)	631

Income tax provision (benefit)	(1)	—	67	120	52	239

Net income (loss)	$37	$44	$287	$216	$(155)	$392

The income statements for periods prior to fourth quarter 2013 reflect certain reclassifications between various financial statement line items to provide the new financial statement presentation of American Airlines Group. US Airways Group also applied acquisition accounting as of December 9, 2013 and its statements of operations for the period from December 9 through December 31, 2013 reflect the related adjustments. The reclassifications do not impact the historic net income and are comprised principally of the following items:

•	Reclassifications between other operating expenses and operating revenues to conform the presentation of frequent flyer revenues.

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating expense, net and operating expenses to conform the presentation.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

January 28, 2014

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items and profit sharing and regional CASM excluding fuel and special items is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	American Airlines Group Inc GAAP to Non-GAAP Reconciliation ($ mil except ASM and CASM data)
	4Q13	FY13	1Q14 Range		2Q14 Range		3Q14 Range		4Q14 Range		FY14 Range
	Actual	Actual	Low	High	Low	High	Low	High	Low	High	Low	High
Mainline
Mainline operating expenses[1]	$8,080	$31,423	$7,749	$7,892	$7,916	$8,063	$7,955	$8,103	$7,798	$7,944	$31,422	$32,006
Less mainline fuel	2,697	11,109	2,671	2,714	2,781	2,827	2,828	2,875	2,670	2,715	10,950	11,132
Less special items	497	697	—	—	—	—	—	—	—	—	—	—
Less profit sharing	49	209	—	—	—	—	—	—	—	—	—	—

Mainline operating expense excluding fuel, special items and profit sharing	4,837	19,408	5,079	5,177	5,135	5,236	5,127	5,227	5,128	5,229	20,473	20,874

Mainline CASM (cts)[1]	14.17	13.55	13.55	13.80	13.02	13.26	12.85	13.09	13.04	13.28	13.10	13.35

Mainline CASM excluding fuel, special items and profit sharing (Non-GAAP) (cts)	8.49	8.37	8.88	9.05	8.45	8.61	8.28	8.44	8.57	8.74	8.54	8.70

Mainline ASMs (bil)	57.0	231.9	57.2	57.2	60.8	60.8	61.9	61.9	59.8	59.8	239.8	239.8

Regional
Regional operating expenses	$1,615	$6,417	$1,608	$1,638	$1,651	$1,682	$1,689	$1,721	$1,704	$1,736	$6,642	$6,767
Less regional fuel expense	517	2,108	502	510	529	538	542	551	526	535	2,099	2,135
Less special items	5	(4)	—	—	—	—	—	—	—	—	—	—

Regional operating expenses excluding fuel and special items	1,093	4,313	1,106	1,128	1,121	1,143	1,147	1,170	1,177	1,201	4,542	4,632

Regional CASM (cts)	23.24	22.88	23.47	23.91	22.55	22.97	22.28	22.70	22.75	23.18	22.71	23.14

Regional CASM excluding fuel and special items (Non-GAAP) (cts)	15.73	15.38	16.15	16.46	15.32	15.62	15.13	15.43	15.72	16.03	15.53	15.84

Regional ASMs (bil)	6.95	28.04	6.85	6.85	7.32	7.32	7.58	7.58	7.49	7.49	29.24	29.24

Other Revenues
Other Revenues	$1,034	$4,047	1,140	1,140	1,140	1,140	1,135	1,135	1,135	1,135	4,550	4,550
Less special items	31	31	—	—	—	—	—	—	—	—	—	—

Other Revenues excluding special items	1,003	4,016	1,140	1,140	1,140	1,140	1,135	1,135	1,135	1,135	4,550	4,550

Interest Expense
Interest Expense	$279	$1,184	215	215	225	225	230	230	230	230	900	900
Less special items	20	157	—	—	—	—	—	—	—	—	—	—

Interest Expense excluding special items	259	1,027	215	215	225	225	230	230	230	230	900	900

Other Non-Operating (Income)/Expense
Other non-operating (income)/expense	$14	$102	2	2	2	2	2	2	2	2	8	8
Less special items	1	61	—	—	—	—	—	—	—	—	—	—

Other non-operating (income)/expense excluding special items	13	41	2	2	2	2	2	2	2	2	8	8

Notes: Amounts may not recalculate due to rounding.

(1)	Forecasted mainline operating expenses exclude profit sharing and special items.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements

January 28, 2014

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving American Airlines Group Inc. (formerly named AMR Corporation) (the “Company”) and US Airways Group, Inc. (“US Airways”), including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of integrating operations and achieving anticipated synergies; the effects of divestitures pursuant to the settlement with the Department of Justice and certain states; the price of, market for and potential market price volatility of the Company’s common stock and preferred stock; the Company’s significant liquidity requirements and substantial levels of indebtedness; the impact of significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; the impact of extensive government regulation; the impact of heavy taxation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions and seasonality of the Company’s business; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the Company’s ability to use NOLs and certain other tax attributes; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the filings of US Airways and the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Please refer to the footnotes and the forward looking statements page of this document for additional information